Exhibit 32



                           COGENCO INTERNATIONAL, INC.

                   Certification pursuant to 18 U.S.C. ss.1350
                             Chief Executive Officer
                           And Chief Financial Officer

     To my knowledge: the quarterly report on Form 10-QSB for the period ended September 30, 2007, containing financial statements for the period then ended, fully complies with the requirements of Section 13(a) of the Securities Act of 1934; and the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of Cogenco International, Inc. for the periods presented.


November 7, 2007


/s/ David W. Brenman
--------------------
David W. Brenman, Chief Executive
Officer and Chief Financial Officer